Exhibit 21.1
SUBSIDIARIES OF GATES INDUSTRIAL CORPORATION PLC

Name	Jurisdiction of Organization or Incorporation
Gates Argentina S.A.	Argentina
Gates Australia Pty, Limited	Australia
Gates Engineering & Services Australia Pty Ltd	Australia
Gates E&S Bahrain WLL	Bahrain
Gates Distribution Center NV	Belgium
Gates do Brasil Industria e Comercio Ltda	Brazil
Gates Fleximak Ltd (BVI)	British Virgin Islands
Atlas Hydraulics Inc.	Canada
Gates Canada Inc.	Canada
Gates Industrial Canada Ltd	Canada
Gates Cayman Finance Ltd.	Cayman Islands
Omaha Topco Ltd.	Cayman Islands
Gates Auto Parts (Suzhou) Co., Ltd	China
Gates Fluid Power Technologies (Changzhou) Co., Ltd	China
Gates Trading (Shanghai) Co., Ltd.	China
Gates Unitta Power Transmission (Shanghai) Limited	China
Gates Unitta Power Transmission (Suzhou) Limited	China
Gates Winhere Automotive Pump Products (Yantai) Co. Ltd	China
Gates Hydraulics s.r.o.	Czech Republic
Gates France S.a.r.l.	France
Gates S.A.S.	France
Gates Service Center S.A.S.	France
Gates GmbH	Germany
Gates Holding GmbH	Germany
Gates TPU GmbH	Germany
Gates Tube Fittings GmbH	Germany
Gates India Private Limited	India
Gates Unitta India Company Private Limited	India
PT Gates Industrial Indonesia	Indonesia
Gates Irish Finance UC	Ireland
Tomkins Insurance Limited	Isle of Man
Gates S.r.l.	Italy
Gates Japan KK	Japan
Gates Unitta Asia Company (aka Gates Unitta Asia Kabushikikaisha)	Japan
Gates Korea Company, Limited	Korea
Gates Unitta Korea Co., Ltd.	Korea
Gates Holdings Luxembourg SARL	Luxembourg
Gates Industrial Europe SARL	Luxembourg
Gates Investments SARL	Luxembourg
Gates Luxembourg SARL	Luxembourg
Gates Worldwide Holdings SARL	Luxembourg
Gates Worldwide SARL	Luxembourg
Gates Industrial & Automotive (Malaysia) SDN. BHD.	Malaysia
Gates de Mexico Services, S. de R.L. de C.V.	Mexico

Gates de Mexico, S.A. de C.V.	Mexico
Gates E&S Mexico, S.A. de C.V.	Mexico
Industrias Atlas Hydraulics S. de RL de CV	Mexico
Lerma Hose Plant S.A. de C.V.	Mexico
Servicios IAHS, S de RL de CV	Mexico
Tomkins Poly Belt Mexicana SA de CV	Mexico
Gates Engineering & Services (Muscat) LLC	Oman
Gates Business Services Europe sp. z o.o.	Poland
Gates Polska Sp. z o.o.	Poland
Gates CIS LLC	Russian Federation
Gates Engineering & Services Closed Joint Stock Company	Saudi Arabia
Gates Engineering & Services PTE Limited	Singapore
Gates Industrial Singapore PTE. LTD.	Singapore
Gates Rubber Company (S) Pte Limited	Singapore
Gates Unitta Asia Trading Company Pte Ltd	Singapore
Gates PT Spain, S.A.	Spain
Gates (Thailand) Co., Ltd.	Thailand
Gates Unitta (Thailand) Co., Ltd	Thailand
Gates Endüstriyel Metal Kauçuk Sanayi ve Ticaret Anonim Şirketi	Turkey
Gates Güç Aktarim Sistemleri Dagitim Sanayi Ve Ticaret Limited Sirketi	Turkey
Gates Hortum Sanayi ve Ticaret Limited Şirketi	Turkey
Rapro Kauçuk ve Plastik Ürünleri İthalat Ihracat Mümessillik Pazarlama Ticaret Limited Şirketi	Turkey
Rapro Kimya Turizm Bilişim Sanayi ve Ticaret Anonim Şirketi	Turkey
Gates E&S Industries LLC	United Arab Emirates
Gates E&S Trading LLC	United Arab Emirates
Gates Engineering & Services Co. LLC	United Arab Emirates
Gates Engineering & Services FZCO	United Arab Emirates
Gates Engineering & Services Hamriyah FZE	United Arab Emirates
Gates Fleximak Oilfield Services Establishment	United Arab Emirates
Finco Omaha Ltd	United Kingdom
Gates (U.K.) Limited	United Kingdom
Gates Acquisitions Limited	United Kingdom
Gates Auto Parts Holdings China Limited	United Kingdom
Gates Engineering & Services Global Limited	United Kingdom
Gates Engineering & Services UK Holdings Limited	United Kingdom
Gates Engineering & Services UK Limited	United Kingdom
Gates Finance Limited	United Kingdom
Gates Fluid Power Technologies Investments Ltd	United Kingdom
Gates Holdings Limited	United Kingdom
Gates Industrial Holdco Limited	United Kingdom
Gates Treasury (Brazilian Real) Limited	United Kingdom
Gates Treasury (TRY) Limited	United Kingdom
Gates Treasury (Canadian Dollar) Company	United Kingdom
Gates Treasury (Dollar) Company	United Kingdom
Gates Treasury (Euro) Company	United Kingdom
Gates UK Finance Limited	United Kingdom
Gates UK Pension Trustees Limited	United Kingdom
Gates Worldwide Limited	United Kingdom

Tomkins BP UK Holdings Limited	United Kingdom
Tomkins Engineering Limited	United Kingdom
Tomkins Investments Limited	United Kingdom
Tomkins Overseas Investments Limited	United Kingdom
Gates International Holdings, LLC	Colorado
Gates Nitta Belt Company, LLC	Colorado
Gates Administration Corp.	Delaware
Gates Corporation	Delaware
Gates E&S North America, Inc.	Delaware
Gates TPU, Inc.	Delaware
Gates Global Co.	Delaware
Gates Global LLC	Delaware
Gates Holdings 1 LLC	Delaware
Omaha Acquisition Inc.	Delaware
Philips Holding Corporation	Delaware
Tomkins BP US Holding Corporation	Delaware
Gates Investments, LLC	Delaware
Gates Winhere, LLC	Delaware
Omaha Holdings LLC	Delaware
Atlas Hydraulics Inc.	South Dakota
Du-Tex Properties, LLC	Texas